Exhibit 24

Power of Attorney

              We, the undersigned officers and directors of OptiMark Holdings, Inc. (the “Company”"), hereby severally constitute Robert J. Warshaw as our attorney-in-fact with full power to him to sign for us and in our names and in our capacities as directors and/or officers of the Company, the Registration Statement on Form S-8 relating to the offer and sale of shares of the Company’s Series F Preferred Stock, par value $.01 per share, pursuant to the OptiMark Holdings, Inc. 2001 Series F Preferred Stock Plan and any and all amendments to such Registration Statement, which Registration Statement is being filed pursuant to the Securities Act of 1933, as amended, and, in general, to do all such things in our names and behalf and in our capacities as directors and officers to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, including the filing of such amendments, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, and all that our said attorney may do or cause to be done by virtue hereof.

              In witness whereof, each of the undersigned has hereunto set his hand and seal this 13th day of November, 2001.

/s/ Ronald D. Fisher

Ronald D. Fisher

/s/ William A. Lupien

William A. Lupien

/s/ Phillip J. Riese

Phillip J. Riese